Exhibit 77Q1(e)
                        New Investment Advisory Contract

The Investment Advisory Agreement between Stratevest Funds (the "Trust") and The Stratevest Group, N.A., Exhibit (d)(23) to pre-effective amendment No. 1 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on September 19, 2000 (accession number 0001119381-00-000008).